Exhibit 99.2

FOR IMMEDIATE RELEASE

AVANGRID AND PNM RESOURCES

ANNOUNCE MERGER PLANS

•	Strategic transaction furthers AVANGRID’s growth in both clean energy distribution and transmission—expands leadership position in renewables

•	All Cash Offer for PNM Resources shares at $50.30 per share – $8.3 billion enterprise value transaction

•	Creates one of biggest clean energy companies in the US with ten regulated utilities in six states and third largest renewables company with operations in 24 states

•	Majority shareholder IBERDROLA supports the transaction and has provided a funding commitment letter

ORANGE, Conn. – Oct. 21, 2020 – AVANGRID (NYSE: AGR), a leading sustainable energy company and PNM Resources (NYSE: PNM) announced today that their respective boards have approved the merger of PNM Resources into AVANGRID.

Ignacio Galán, chairman of AVANGRID and chairman of IBERDROLA Group, said: “This transaction is a consequence of the IBERDROLA Group’s disciplined strategy followed over more than 20 years. This is a friendly transaction, focused on regulated businesses and renewables in highly rated states with legal and regulatory stability and predictability offering future growth opportunities.”

Dennis V. Arriola, AVANGRID’s CEO who will continue as CEO of the combined Company said: “This merger between AVANGRID and PNM Resources is a strategic fit and helps us further our growth in both clean energy distribution and transmission, as well as helping to expand our growing leadership position in renewables. Our two companies also share the same values as we both are passionate about our customers, employees, and the communities we serve. In addition, both AVANGRID and PNM Resources are leaders in environmental, social and governance issues that impact our stakeholders.”

Pat Vincent-Collawn, chairman, president and CEO of PNM Resources stated: “We are excited to be part of this transaction that provides so many benefits to our customers, communities, employees and shareholders. Our combined companies provide greater opportunities to invest in the infrastructure and new technologies that will help us navigate our transition to clean energy while maintaining our commitments to our local teams and communities.”

AVANGRID will add two independent board members from PNM Resources to its board of directors and one independent board member from PNM Resources will join the AVANGRID Networks board.

Key Highlights:

•	The transaction is expected to be EPS accretive in the first full year after closing.

•

As a result of PNM’s earnings from regulated distribution and transmission assets, it is expected that AVANGRID’s regulated earnings contribution post-transaction will exceed 80%. This proportion of regulated earnings will support AVANGRID’s fast growing renewables business over the next decade.

•	The purchase price represents a premium of 10% over the PNM`s share price as of Tuesday 20th October and 19.3% over the average PNM share price during the 30 days prior to 21st October.

•	AVANGRID’s majority shareholder, Iberdrola, has provided the company with a funding commitment letter for the entire equity proceeds for the transaction.

•	As a result of this transaction, PNM’s shareholders will receive approximately $4.318 billion in cash.

The agreement between AVANGRID and PNM Resources is subject to approval by PNM Resources shareholders. In addition, the transaction will require approval from a number of state and federal regulators including the New Mexico Public Regulation Commission, Public Utility Commission of Texas, Federal Energy Regulatory Commission, Hart Scott Rodino Clearance, Committee on Foreign Investment in the United States, Federal Communications Commission and the Nuclear Regulatory Commission. Regulatory approvals are expected to be completed in approximately 12 months.

AVANGRID currently owns 1,900 MW of renewable energy and a pipeline of 1,400 MW of renewables assets in New Mexico and Texas. In addition, Iberdrola operates a retail business in Texas. For more than 15 years, Iberdrola has also funded the King Felipe VI Chair in the Department of Electrical and Computer Engineering at the University of New Mexico.

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About AVANGRID: AVANGRID, Inc. (NYSE: AGR) is a leading, sustainable energy company with approximately $36 billion in assets and operations in 24 U.S. states. With headquarters in Orange, Connecticut, AVANGRID has two primary lines of business: Avangrid Networks and Avangrid Renewables. Avangrid Networks owns eight electric and natural gas utilities, serving more than 3.3 million customers in New York and New England. Avangrid Renewables owns and operates a portfolio of renewable energy generation facilities across the United States. AVANGRID employs approximately 6,600 people. AVANGRID supports the U.N.’s Sustainable Development Goals and was named among the World’s Most Ethical Companies in 2019 and 2020 by the Ethisphere Institute. For more information, visit www.avangrid.com.

About PNM Resources: PNM Resources (NYSE: PNM) is an energy holding company based in Albuquerque, NM, with 2019 consolidated operating revenues of $1.5 billion. Through its regulated utilities, PNM and TNMP, PNM Resources has approximately 2,811 megawatts of generation capacity and provides electricity to approximately 790,000 homes and businesses in New Mexico and Texas. For more information, visit the company’s website at www.PNMResources.com.

Media Contacts:

•	Zsoka McDonald for AVANGRID

203-997-6892 or zsoka.mcdonald@avangrid.com

•	Paul Ferguson for IBERDROLA

pferguson@iberdrola.es

•	Ray Sandoval for PNM Resources

(505)-241-2782

Investor Contacts:

•	Patricia Cosgel for AVANGRID

203-499-2624 or patricia.cosgel@avangrid.com

•	Diego Morón for IBERDROLA

dmoron@iberdrola.es

•	Lisa Goodman for PNM Resources

(505) 241-2160

Forward-Looking Statements

Certain statements made in this press release for Avangrid that relate to future events or expectations, developments, projections, estimates, intentions, goals, targets, and strategies are made pursuant to the Private Securities Litigation Reform Act of 1995. All statements contained in this Current Report on Form 8-K that do not relate to matters of historical fact should be considered forward-looking statements, and are generally identified by words such as “may,” “will,” “would,” “can,” “expect(s),” “intend(s),” “anticipate(s),” “estimate(s),” “believe(s),” “future,” “could,” “should,” “plan(s),” “aim(s),” “assume(s)”, “project(s)”, “target(s)”), “forecast(s)”, “seek(s)” and or the negative of such terms or other variations on such terms, comparable terminology or similar expressions. These forward-looking statements generally include statements regarding the potential transaction between Avangrid and PNMR, including any statements regarding the expected timetable for completing the potential Merger, the ability to complete the potential Merger, the expected benefits of the potential Merger, projected financial information, future opportunities, and any other statements regarding Avangrid’s and PNMR’s future expectations, beliefs, plans, objectives, results of operations, financial condition and cash flows, or future events or performance. Readers are cautioned that all forward-looking statements are based upon current reasonable beliefs, expectations and assumptions. Neither Avangrid nor PNMR assumes any obligation to update this information. Because actual results may differ materially from those expressed or implied by these forward-looking statements, Avangrid and PNMR caution readers not to place undue reliance on these statements. Avangrid’s and PNMR’s business, financial condition, cash flow, and operating results are influenced by many factors, which are often beyond its control, that can cause actual results to differ from those expressed or implied by the forward-looking statements. For a discussion of risk factors and other important factors affecting forward-looking statements, please see Avangrid’s Form 10-K and Form 10-Q filings and the information filed on Avangrid’s Forms 8-K with the Securities and Exchange Commission (the “SEC”) as well as its subsequent SEC filings, and the risks and uncertainties related to the proposed Merger with PNMR, including, but not limited to: the expected timing and likelihood of completion of the pending Merger, including the timing, receipt and terms and conditions of any required governmental and regulatory approvals of the pending Merger that could reduce anticipated benefits or cause the parties to abandon the transaction, the failure by Avangrid to obtain the necessary financing arrangement set forth in commitment letter received in connection with the Merger, the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement, the possibility that PNMR’s shareholders may not approve the Merger Agreement, the risk that the parties may not be able to satisfy the conditions to the proposed Merger in a timely manner or at all, risks related to disruption of management time from ongoing business operations due to the proposed Merger, and the risk that the proposed transaction and its announcement could have an adverse effect on the ability of PNMR to retain and hire key personnel and maintain relationships with its customers and suppliers, and on its operating results and businesses generally. Other unpredictable or unknown factors not discussed in this communication could also have material adverse effects on forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof.

Additional Information

The proposed business combination transaction between PNMR and Avangrid will be submitted to the shareholders of PNMR for their consideration. PNMR will file a proxy statement and other documents with the SEC regarding the proposed business combination transaction. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS THAT WILL BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. You may obtain copies of all documents filed with the SEC regarding this transaction, free of charge, at the SEC’s website (www.sec.gov).

Avangrid, Inc., PNM and certain of their respective directors, executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from PNM’s shareholders in connection with the transactions presented in this presentation. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of PNM’s shareholders in connection with the transactions presented in this presentation will be set forth in the Proxy Statement when it is filed with the SEC. Additional information about Avangrid Inc.’s executive officers and directors and PNM’s executive officers and directors can be found in the Proxy Statement when it becomes available.

This press release is not, and shall not be deemed to be, an offer to sell or a solicitation of an offer to buy any interest or securities of any person, or an offer to enter into any transaction. Accordingly, neither Avangrid nor any other member of the Avangrid group will be under any legal or other obligation of any kind whatsoever to negotiate or consummate any transaction, and neither the recipient hereof nor any of its affiliates or other persons shall have any claim whatsoever against the Avangrid group (or any of its directors, officers, owners or affiliates) arising out of or relating to \the information contained herein.